
11401
ATION SERVICES
www.ffeinc.com
120048
53FT
10500

Frozen Food Express Industries, Inc.

Strategic Initiatives to Restore Profitability

March 29,2012

Safe Harbor Statement

This document contains information and forward-looking statements that are based on management's current beliefs and expectations and assumptions which are based upon information currently available. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, including whether the Company will return to profitability in fiscal 2012, and may be identified by words such as "will", "could", "should", "believe", "expect", "intend", "plan", "schedule", "estimate", "project" and similar expressions. These statements are based on current expectations and are subject to uncertainty and change.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Among the key factors that are not within management's control and that may have a bearing on operating results are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the demand for bulk tank water transportation services, the availability and cost of labor, the ability to negotiate favorably with lenders and lessors, continued availability of credit on commercially reasonable terms, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks of lawsuits and unfavorable judgments, risks associated with the technologies and systems used and the other risks and uncertainties described in the company's filings with the Securities and Exchange Commission.



FFE Company Profile

- Only asset based national refrigerated less than truckload (LTL) and truckload (TL) company that can offer both service offerings with "one stop shopping"
- National footprint of 12 strategically located service centers (6 owned and 6 leased) with ½ million square feet of refrigerated storage
- 1,656 owned and leased tractors & 3,388 owned and leased trailers as of 12/31/11
- Average fleet age declined to 2.1 years as of February 2012
- Strong balance sheet with $50 million line of credit with Bank of America
- $2.42 per share in tangible book value
- New strategic plan to restore meaningful profitability well under way



Strategic Initiatives for 2012

- Invest in service offerings with high return characteristics (logistics and water services for crude oil exploration)
- Continue to reduce debt, improve liquidity
- Generate monthly positive cash flow beginning in March
- Improve margins in all business service offerings. Improve efficiencies through improved training, use of technologies, and managing fleet age
- Driver academy to address driver shortage, reduce turnover and recruiting costs
- Add 54 company trucks and 102 “Drive To Own” independent contractors
- Make lowest cost financing lease/ buy decisions



Liquidity/ Debt Update

- Borrowings under credit facility were reduced by approximately $8.5 million in the fourth quarter
- In the first quarter of 2012, expect approximately breakeven cash flow… anticipate $3.2 - $3.7 million in cash used in operations to be offset with the sale of $2.0 - $2.5 million in property and equipment
- At the end of the first quarter, expect borrowing under the credit facility to be approximately $21 - $23 million.
- Financing has been secured for tractor replacement and growth plans for 2012.
- Expect EBITDA for the remaining three quarters of 2012 to range between $4.5 million and $6.5 million per quarter.



Key Drivers to Profitability

- Elimination of dry van business should improve operating performance approximately 60 basis points (BPs)
- Elimination of a portion of unprofitable logistics business should improve operating performance approximately 50 BPs
- Truckload and Less Than Truckload rate increases expected to improve operating performance of between 220 to 240 BPs
- Operating improvement resulting from increased MPG and reduced maintenance costs from new trucks of approximately 120 BPs
- Higher contribution margin from water transport of between 130 to 160 BPs.
- Annualized improvement from RIF of approximately 100 BPs
- Operating improvement from reduced claims activities and settlements of between 120 to 150 BPs
- Target operating improvement of approximately 850 – 950 BPs



Summary of Key Drivers to Profitability

	2011	Expected Change
Operating Ratio	**109.8%**	**850 - 950 basis points**
	Exit from Dry Van Services	Approx. 60 BPs
	Elimination of unprofitable logistics agreements	Approx. 50 BPs
	Rate Increases for TL and LTL	220 - 240 BPs
	Younger fleet impact on Maintenance Costs and Fuel Efficiency	Approx. 120 BPs
	Contribution from Water Transport Business	130 – 160 BPs
	Reduction in non-driver personnel	Approx. 100 BPs
	Reduction in claims activities	120 - 150 BPs
	Improved leverage on corporate overhead	50 - 70 BPs

3-5 year Operating Ratio Target – 94% to 96%

*Expect Normal Seasonality during 2012 with a weaker 1Q and improving profitability through the balance of the year.



Competitive Advantages

- 1,390 fleet of company drivers and tractors supported by FFE Driving Academy
- 175 fleet of independent contractors… expect to show growth in 2012 of 58% due to innovative and re-branded Drive-To-Own program, as well as 91 independent contractors that provide own equipment
- Reduction in average tractor fleet age from 2.8 years to 2.1 years
- Loyal customer base with no customer comprising more than 8 percent of total revenue
- Experienced management, sales and operations personnel
- 12 service centers, supporting nationwide LTL sales and operations. Only national asset based LTL Temp Controlled Network
- Hybrid model able to support both TL and LTL temperature control needs as well as full service Logistics



Investment Considerations

Competitively Differentiated - Key Player in the "Cold-Chain" Niche

- Only national and one of limited regional players that offers LTL and truckload refrigeration
- Strong customer value proposition with one stop shopping and unique service offering

Diversified Customer Base

- No customer represents over 8% of sales - Top 20 customers represent 53% of sales

Experience Management Team with over 80 years in average industry experience

Market Recovery Underway

- On-going Driver Shortage has shrunk capacity, creating a favorable pricing environment

Stronger players will take market share in challenging economic environment

- Smaller firms have less access to capital as the cycle moves into expansion
- FFE has the latest technology which drives greater efficiencies

Strategic Plan in Place to restore profitability and improve liquidity



Thank You for Your Time

John Hickerson
Executive Vice President,
Chief Operating Officer

Russell Stubbs
Chief Executive Officer

John McManama
Senior Vice President,
Chief Financial Officer

Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247-4309
(214) 630-8090
www.ffeinc.com

IR Contact
Three Part Advisors, LLC
Dave Mossberg 817 310-0051
Steven Hooser 214-872-2710